Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical financial statements of CBRE Holding, Inc. (the “Company”) and Insignia Financial Group, Inc. (“Insignia”), which was acquired by the Company on July 23, 2003 (the “Insignia Acquisition”). As applicable, the pro forma amounts presented also give effect to (1) the sale of Insignia’s real estate investment assets, which are referred to as the “real estate investment assets,” to Island Fund I, LLC immediately prior to the closing of the Insignia Acquisition in a sale transaction for net cash consideration of $36.9 million and (2) the sale by Insignia of its residential real estate services subsidiaries, Insignia Douglas Elliman LLC and Insignia Residential Group LLC, which are referred to as the “residential real estate services subsidiaries,” to Montauk Battery Realty, LLC on March 14, 2003 for net proceeds of $64.8 million in cash, after transaction costs. The unaudited pro forma combined balance sheet as of June 30, 2003 gives effect to the Insignia Acquisition and the related transactions as if they had occurred on June 30, 2003. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2002 and the six months ended June 30, 2003 give effect to the Insignia Acquisition and the related transactions as if they had occurred on January 1, 2002. All of the transactions described above are collectively referred to as the “pro forma transactions.”

This unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position actually would have been had the Insignia Acquisition and the related transactions in fact occurred on the dates specified, nor does the information purport to project the Company’s results of operations or financial position for any future period or at any future date. All pro forma adjustments are based on preliminary estimates and assumptions and are subject to revision upon finalization of the purchase accounting for the Insignia Acquisition and the related transactions.

Once the Company has completed the valuation studies necessary to finalize the required purchase price allocations in connection with the Insignia Acquisition and identified any changes necessary to conform Insignia’s financial presentation to its own, the unaudited pro forma combined financial information will be subject to adjustment. Such adjustments will likely result in changes to the unaudited pro forma combined balance sheet and the unaudited pro forma combined statements of operations to reflect, among other things, the final allocation of the purchase price. There can be no assurance that such changes will not be material.

The unaudited pro forma combined financial information does not reflect any adjustments for synergies that the Company expects to realize commencing upon consummation of the Insignia Acquisition. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that may be realized.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company in its June 30, 2003 Quarterly Report on Form 10-Q and December 31, 2002 Annual Report on Form 10-K and the historical consolidated financial statements of Insignia included in Exhibit 99.1 of the Form 8-K of which this Exhibit 99.3 forms a part and the historical consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Insignia in its December 31, 2002 Annual Report on Form 10-K and Form 10-K/A.

CBRE HOLDING, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2003

(in thousands, except per share data)

	Historical		Pro Forma Adjustments			Pro Forma Combined
	CBRE Holding	Insignia	Disposition of Real Estate Investment Assets (a)	Insignia Acquisition
ASSETS
Current Assets:
Cash and cash equivalents	$21,163	$55,991	$35,329	$(20,183	)(b)(d)	$92,300
Restricted cash	1,855	21,153	(6,599)	—		16,409
Receivables, net of allowance	154,224	133,082	(1,577)	—		285,729
Warehouse receivable	138,240	—	—	—		138,240
Prepaid expenses	19,623	10,547	(93)	(1,334	)(c)	28,743
Deferred tax assets, net	19,758	—	—	—		19,758
Other current assets	14,143	—	—	—		14,143

Total current assets	369,006	220,773	27,060	(21,517)		595,322
Cash held in escrow	200,000	—	—	(200,000	)(d)	—
Property and equipment, net	68,959	42,140	(147)	(5,587	)(e)	105,365
Goodwill	577,137	260,565	—	(83,333	)(c)(f)(g)	754,369
Other intangible assets, net	89,494	4,684	—	97,990	(h)	192,168
Deferred compensation assets	69,533	—	—	—		69,533
Investment in and advances to unconsolidated subsidiaries	57,691	—	—	—		57,691
Real estate investments, net	—	131,411	(128,373)	—		3,038
Deferred tax assets, net	35,972	62,086	(2,922)	(19,016	)(i)	76,120
Other assets	94,109	12,590	(1,501)	7,867	(j)	113,065

Total assets	$1,561,901	$734,249	$(105,883)	$(223,596)		$1,966,671

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$98,096	$50,120	$(7,659)	$22,621	(k)	$163,178
Compensation and employee benefits payable	61,491	61,693	(7)	—		123,177
Accrued bonus and profit sharing	49,853	13,958	(431)	—		63,380
Income taxes payable	—	3,609	—	—		3,609
Short Term Borrowings:
Warehouse line of credit	138,240	—	—	—		138,240
Revolver and swingline credit facility	11,250					11,250
Other short term borrowings	56,149	—	—	—		56,149

Total short-term borrowings	205,639	—	—	—		205,639
Current maturities of long term debt	10,760	—	—	750	(l)	11,510

Total current liabilities	425,839	129,380	(8,097)	23,371		570,493

Long-term Liabilities:
Senior secured term loans	206,013	—	—	74,250	(l)	280,263
Notes Payable	—	43,000	—	(43,000	)(l)	—
Real estate mortgage notes	—	71,986	(71,986)	—		—
9¾% senior notes of CB Richard Ellis Services	200,000	—	—	—		200,000
11¼% senior subordinated notes of CB Richard Ellis Services	226,055	—	—	—		226,055
16% senior notes of CBRE Holding	63,344	—	—	—		63,344
Other long-term debt	12,320	—	—	—		12,320

Total long-term debt	707,732	114,986	(71,986)	31,250		781,982
Deferred compensation liability	112,741	17,229	—	—		129,970
Deferred tax liabilities	—	23,396	(752)	(22,644	)(i)	—
Other liabilities	56,836	28,763	—	26,856	(m)	112,455

Total liabilities	1,303,148	313,754	(80,835)	58,833		1,594,900

Minority interest	6,081	—	—	—		6,081

Stockholders’ Equity:
Preferred Stock, $0.01 par value, 20,000,000 shares authorized, 250,000 Series A shares and 125,000 Series B shares issued and outstanding—actual, no shares issued and outstanding pro forma	—	4	—	(4	)(n)	—
Class A common stock; $0.01 par value; 75,000,000 shares authorized; 2,687,988 issued and outstanding (including treasury shares) pro forma.	18	—	—	9	(n)	27
Class B common stock; $0.01 par value; 25,000,000 shares authorized; 12,624,813 shares issued and outstanding—actual, 19,271,948 shares issued and outstanding pro forma	127	—	—	66	(n)	193
Common Stock, par value $.01 per share—80,000,000 shares authorized, 24,082,121 shares issued and outstanding, net of 1,502,600 shares held in treasury—actual, no shares issued and outstanding pro forma	—	241	—	(241	)(n)	—
Additional paid-in capital	241,475	443,101	—	(323,176	)(n)	361,400
Notes receivable from sale of stock	(4,762)	(1,006)	—	1,006	(n)	(4,762)
Accumulated earnings (deficit)	39,978	(24,104)	(25,048)	42,170	(n)	32,996
Accumulated other comprehensive income (loss)	(22,272)	2,259	—	(2,259	)(n)	(22,272)
Treasury stock at cost	(1,892)	—	—	—		(1,892)

Total stockholders’ equity	252,672	420,495	(25,048)	(282,429)		365,690

Total liabilities & stockholders’ equity	$1,561,901	$734,249	$(105,883)	$(223,596)		$1,966,671

The accompanying notes are an integral part of these financial statements.

Notes to Unaudited Pro Forma Combined Balance Sheet

as of June 30, 2003

(a)	Reflects the sale of the real estate investment assets to Island Fund I, LLC for net cash consideration of approximately $36.9 million, which gives effect to selling expenses and the assumption by Island Fund I, LLC of certain contingent obligations. This disposition was completed immediately prior to the closing of the Insignia Acquisition. Accordingly, the difference between the net proceeds from the disposition of the real estate investment assets and their historical book value has been recorded as an adjustment to Insignia’s historical equity.

Cash and cash equivalents of $35.3 million related to the disposition of the real estate investment assets consist of the following:

(in thousands)
Historical cash and cash equivalents related to disposed real estate investment assets	$(1,541)
Net proceeds from the sale of the real estate investment assets	36,870

Cash and cash equivalents—real estate investment asset dispositions	$35,329

(b)	Reflects the net effect of the pro forma transactions on cash and cash equivalents as follows:

(in thousands)
Sources:
Additional tranche B term loan borrowings (note (l))	$75,000
9 3/4% senior notes due May 15, 2010	200,000
Equity contribution from the Company’s stockholders (note (n))	120,000

Total sources	$395,000

Uses:
Purchase of outstanding shares of Insignia (24,108,533 shares at $11.156 per share, net of repayment of notes receivable from sale of stock, notes (f))	$(266,903)
Purchase of Series A and Series B preferred shares of Insignia (375,000 shares at $100.00 per share plus accrued and unpaid dividends, notes (f))	(38,244)
Settlement of outstanding stock options and warrants of Insignia (note (f))	(7,923)
Change of control, severance payments and other	(23,168)
Payment of transaction costs, net of financing costs (note (f))	(16,598)
Repayment of Insignia’s senior credit facility (note (l))	(28,000)
Repayment of Insignia’s subordinated credit facility (note (l))	(15,000)
Payment of financing costs (note (j))	(19,347)

Total uses	(415,183)

Change in cash and cash equivalents	$(20,183)

The Company anticipates incurring approximately $213.3 million in expenditures associated with the pro forma transactions. These expenditures include change of control payments, employee severance, facilities closure costs, retention payments, integration costs, financing costs, capital expenditures and other transaction costs. The payment schedule for, and accounting treatment of, such costs is expected to be as follows:

	Paid By Closing	Paid Over Time	Total Costs
	(in thousands)
Record as goodwill	$41,100	$54,620	$95,720
Expense as incurred	1,300	74,800	76,100
Record as deferred financing costs/property and equipment	19,347	11,000	30,347
Payout of deferred compensation liability	—	11,100	11,100

Total	$61,747	$151,520	$213,267

The pro forma cash and cash equivalents balance of $92.3 million as of June 30, 2003 is higher than what the Company would have had historically as of June 30, 2003. This excess cash balance is the result of the borrowing at the closing of the Insignia Acquisition and related transactions of the entire $75.0 million principal balance of the additional tranche B term loan and the release from escrow at the closing of the Insignia Acquisition and related transactions of the net proceeds from the offering of $200.0 million in aggregate principal amount of the 9¾% senior notes for purposes of the accompanying unaudited pro forma combined balance sheet. In addition, the Company has not assumed the application of the $36.9 million in net proceeds from the sale of the real estate investment assets for any particular use. The Company anticipates the incurrence of non-recurring expenditures associated with the integration of Insignia’s businesses and expects that this excess cash will be utilized to fund these integration costs.

(c)	Represents the adjustment to reflect the reclassification of transaction costs related to the Insignia Acquisition paid by the Company through June 30, 2003 (increase to goodwill).

(d)	In accordance with the terms of the indenture governing the Company’s $200.0 million in aggregate principal amount 9¾% senior notes, the proceeds from the sale of these notes were placed in escrow until the close of the Insignia Acquisition. This adjustment reflects the reclassification of these proceeds to cash.

(e)	Represents adjustment to acquired property and equipment to reflect its estimated fair market value as of the date of the Insignia Acquisition.

(f)	The Insignia Acquisition is being accounted for under the purchase method of accounting. Accordingly, the total purchase price is being allocated to the assets acquired and the liabilities assumed based upon their respective estimated fair values. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the unaudited pro forma combined balance sheet based on the Company’s preliminary assessment. The final allocation of the purchase price may result in significant differences from the pro forma amounts included in this unaudited pro forma combined financial information.

The following represents the calculation of the purchase price of the Insignia Acquisition and the excess purchase price over the estimated fair value of net assets acquired:

(in thousands)
Purchase of outstanding shares of Insignia, net (24,108,533 shares at $11.156 per share)	$266,903
Purchase of Series A and Series B preferred shares of Insignia (375,000 shares at $100.00 per share plus accrued and unpaid dividends)	38,244
Settlement of outstanding stock options and warrants of Insignia	7,923
Transaction costs, net of financing costs	20,300

Total purchase price	333,370
Less: estimated fair value of net assets acquired (see table below)	(156,138)

Excess purchase price over estimated fair value of net assets acquired	$177,232

Preliminary allocation of the purchase price to the assets and liabilities of Insignia is comprised of the following:

(in thousands)
Assets:
Current assets	$247,833
Property and equipment	36,406
Other intangible assets	102,674
Other assets	9,629
Deferred tax assets, net	40,148

Total assets	$436,690

Liabilities:
Current liabilities	$116,084
Liabilities incurred in connection with the Insignia Acquisition	75,420
Notes payable	43,000
All other liabilities	46,048

Total liabilities	280,552

Estimated fair value of net assets acquired	$156,138

(g)	The adjustments to goodwill are comprised of the following:

(in thousands)
Insignia historical goodwill	$(260,565)
Less: Excess purchase price over estimated fair value of net assets acquired	177,232

Net pro forma adjustments to goodwill	$(83,333)

(h)	The adjustments to other intangible assets are comprised of the following:

(in thousands)
Fair value of Insignia’s net revenue backlog as of June 30, 2003	$50,000
Fair value of definite life intangible assets	27,674
Fair value of Richard Ellis trade name in the United Kingdom	25,000
Write-off of the historical book value of Insignia’s intangible assets	(4,684)

Net pro forma adjustments to other intangible assets	$97,990

Fair value of Insignia’s net revenue backlog as of June 30, 2003 represents the estimated backlog of Insignia’s revenue producing transactions acquired by the Company in the Insignia Acquisition. The backlog consists of commissions receivable on Insignia’s revenue producing transactions, which were at various stages of completion prior to the Insignia Acquisition. Purchase accounting rules under generally accepted accounting principles in the United States require these commissions to be recorded as an intangible asset purchased. This asset will be amortized as cash is received upon final closing of these pending transactions.

Definite life intangible assets are primarily comprised of property management contracts in the United States, the United Kingdom, France and other European operations, which will be amortized over their estimated useful lives of up to seven years. The Richard Ellis trade name in the United Kingdom, which was owned by Insignia prior to the Insignia Acquisition, is assumed to have an indefinite life and accordingly will not be amortized. The trade name will be subject to at least an annual review for impairment.

(i)	Represents the net adjustment to reflect the tax effect of the pro forma adjustments at applicable statutory rates. Deferred taxes are subject to the final appraisal and purchase price allocation to assets and liabilities other than goodwill. The adjustment also includes the reclassification of $22.6 million of Insignia’s deferred tax liabilities as a reduction to deferred tax assets to conform to the Company’s presentation.

(j)	The adjustments to other assets are comprised of the following:

(in thousands)
Financing costs associated with debt issued in connection with the pro forma transactions	$19,347
Fair value of Insignia’s below market leases	1,602
Write-off of deferred financing costs of the Company’s prior credit facility	(6,982)
Write-off of deferred financing costs of Insignia’s debt to be repaid	(1,616)
Other	(4,484)

Net pro forma adjustments to other assets	$7,867

Financing costs represent the Company’s estimate of transaction fees and costs directly attributable to the debt financings related to the pro forma transactions. Costs will be allocated to each debt instrument based on specific identification or as a percentage of face value, as appropriate. Such costs will be amortized over the term of the appropriate debt instrument.

(k)	The adjustments to accounts payable and accrued expenses are comprised of the following:

(in thousands)
Write-off of Insignia’s existing net deferred revenue	$(5,199)
Accrued severance and other contractual obligations	17,252
Accrued facilities closure costs	8,200
Accrued transaction costs	2,368

Net pro forma adjustment to accounts payable and accrued expenses	$22,621

The Company has recorded as a component of the Insignia purchase price the estimated costs associated with an involuntary plan of termination of certain of Insignia’s employees. This plan was implemented concurrently with the closing of the Insignia Acquisition. The Company has also recorded as a component of the Insignia purchase price the estimated cost to exit duplicate facilities of Insignia. These accruals have been recorded in accordance with EITF 95-3.

(l)	Reflects the incurrence and repayment of debt as follows:

(in thousands)
Non-current portion:
Additional tranche B term loan borrowings	$74,250
Repayment of Insignia’s revolving credit facility	(28,000)
Repayment of Insignia’s subordinated credit facility	(15,000)

Adjustment to non-current portion of long-term debt	$31,250

Current portion:
Current portion of additional tranche B term loan borrowings	$750

Adjustment to current portion of long-term debt	$750

In connection with the Insignia Acquisition, the Company entered into an amended and restated credit agreement with Credit Suisse First Boston (“CSFB”) and other lenders. The Company’s previous credit facility was, and the amended and restated credit agreement continues to be, jointly and severally guaranteed by the Company and its wholly owned domestic subsidiaries and secured by substantially all of their assets. The amended and restated credit agreement includes a tranche A term facility of $50.0 million (which was fully drawn in connection with the acquisition of CB Richard Ellis Services, Inc. by the Company in 2001 (the “2001 Merger”)), maturing on July 20, 2007; a tranche B term facility of $260.0 million ($185.0 million of which was drawn in connection with the 2001 Merger and $75.0 million of which was drawn in connection with the Insignia Acquisition), maturing on July 18, 2008; and a revolving line of credit of $90.0 million, including revolving credit loans, letters of credit and a swingline loan facility, maturing on July 20, 2007. After the amendment and restatement, borrowings under the tranche A and revolving facility bear interest at varying rates based, at the Company’s option, on either the applicable LIBOR plus 3.00% to 3.75% or the alternate base rate plus 2.00% to 2.75%, in both cases as determined by reference to the ratio of total debt less available cash to EBITDA, which are defined in the amended and restated credit agreement. Pursuant to the amended and restated credit agreement, borrowings under the tranche B facility bear interest at varying rates based, at the Company’s option, on either the applicable LIBOR plus 4.25% or the alternate base rate plus 3.25%. The alternate base rate is the higher of (1) CSFB’s prime rate or (2) the Federal Funds Effective Rate plus one-half of one percent.

(m)	The adjustments to other long term liabilities are comprised of the following:

(in thousands)
Accrued facilities closure costs	$20,900
Accrued severance and other contractual obligations	5,900
Fair value adjustment for Insignia’s above market leases	2,525
Write-off of Insignia’s existing net deferred rent expense	(2,469)

Net pro forma adjustment to other long term liabilities	$26,856

(n)	Represents the elimination of Insignia’s historical equity (after adjustments for dispositions) and the issuance of 852,865 shares of Class A common stock, $0.01 par value per share, of the Company and 6,647,135 shares of Class B common stock, $0.01 par value per share, of the Company to certain stockholders of the Company as follows:

(in thousands)
Elimination of Insignia’s equity:
Insignia’s historical preferred stock	$(4)
Insignia’s historical common stock	(241)
Insignia’s additional paid-in capital	(443,101)
Repayment of notes receivable from sale of stock	1,006
Insignia’s accumulated deficit	49,152
Insignia’s accumulated other comprehensive income	(2,259)

Pro forma adjustments to Insignia’s historical equity	$(395,447)

Adjustments to the Company’s equity:
Issuance of Class A common stock	$9
Issuance of Class B common stock	66
Additional paid-in capital	119,925
Accumulated earnings (write off of deferred financing costs of prior credit facility)	(6,982)

Pro forma adjustments to the Company’s equity	$113,018
Net pro forma adjustments to equity	$(282,429)

The net decrease in additional paid-in capital of $323.2 million is comprised of the elimination of Insignia’s additional paid-in capital of $443.1 million, offset by the increase in additional paid-in capital of $119.9 million associated with the equity issued to stockholders of the Company. Certain stockholders of the Company provided $120.0 million in equity to fund a portion of the Insignia Acquisition through the purchase of 852,865 shares of Class A common stock, $0.01 par value per share, of the Company and 6,647,135 shares of Class B common stock, $0.01 par value per share, of the Company, in each case at $16.00 per share in cash.

CBRE HOLDING, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2002

(in thousands, except share data)

	Historical		Pro Forma Adjustments			Pro Forma Combined
	CBRE Holding	Insignia	Dispositions (a)	Insignia Acquisition
Revenue	$1,170,277	$721,223	$(147,338)	$—		$1,744,162

Costs and expenses:
Cost of services	554,942	—	—	—		554,942
Operating, administrative and other	493,949	—	—	—		493,949
Cost and expenses—Insignia	—	669,067	(137,651)	222	(b)	531,638
Depreciation and amortization	24,614	24,661	(6,413)	317	(c)	43,179
Equity income from unconsolidated subsidiaries	(9,326)	(3,482)	3,482	—		(9,326)
Merger-related charges	36	—	—	—		36

	1,064,215	690,246	(140,582)	539		1,614,418
Operating income	106,062	30,977	(6,756)	(539)		129,744
Interest income	3,272	3,951	(44)	—		7,179
Interest expense	60,501	10,992	(2,138)	20,983	(d)	90,338

Income from continuing operations before provision for income tax	48,833	23,936	(4,662)	(21,522)		46,585
Provision for income taxes	30,106	10,719	(2,103)	(8,609	)(e)	30,113

Income from continuing operations	$18,727	$13,217	$(2,559)	$(12,913)		$16,472

Basic earnings per share from continuing operations	$1.25					$0.73

Weighted average shares outstanding for basic earnings per share	15,025,308					22,525,308	(f)

Diluted earnings per share from continuing operations	$1.23					$0.72

Weighted average shares outstanding for diluted earnings per share	15,222,111					22,722,111	(f)

The accompanying notes are an integral part of these financial statements.

Notes to Unaudited Pro Forma Combined Statements of Operations

for the Twelve Months Ended December 31, 2002

(a)	Reflects the elimination of the historical results of (1) the residential real estate services subsidiaries, which were sold to Montauk Battery Realty, LLC on March 14, 2003, and (2) the real estate investment assets, which were sold to Island Fund I, LLC immediately prior to the closing of the Insignia Acquisition. For purposes of the unaudited pro forma combined statement of operations, these dispositions were assumed to have occurred on January 1, 2002.

(b)	This adjustment represents incremental pro forma deferred rent expense resulting from the recalculation of deferred rent expense from the assumed Insignia Acquisition closing date of January 1, 2002.

(c)	This increase is comprised of pro forma amortization expense related to Insignia’s property management contracts established in purchase accounting over their estimated useful lives of up to seven years, partially offset by the reversal of Insignia’s historical amortization expense. In addition, depreciation expense was adjusted as a result of fair value adjustments to property and equipment.

(d)	The increase in pro forma interest expense as a result of the pro forma transactions is summarized as follows:

(in thousands)
Interest on $200.0 million in aggregate principal amount senior notes at 9¾% per annum	$19,500
Interest on $75.0 million in additional tranche B term loan borrowings at LIBOR plus 4.25% (1)	4,573
Additional 0.50% interest rate margin on existing senior secured term loan facilities	1,249
Incremental revolving credit facility loans at LIBOR plus 3.75% (1) (2)	1,092
Amortization of deferred financing costs over the term of each respective debt instrument	2,995
Incremental commitment and administration fees	231

Subtotal	29,640
Less: historical interest expense of Insignia	(5,760)
Less: historical amortization of deferred financing costs of the Company (prior credit facility)	(1,711)
Less: historical amortization of deferred financing costs of Insignia	(1,186)

Subtotal	(8,657)

Net increase in interest expense	$20,983

(1)	For purposes of the calculations above, LIBOR is based on the average three month LIBOR rate for fiscal year 2002.
(2)	The incremental revolving credit facility loans reflect the difference between Insignia’s outstanding revolving credit facility balance as of December 31, 2002 of $95.0 million and the amounts outstanding in excess of $95.0 million during 2002 (the amount that was repaid from the proceeds of the pro forma transactions). Such excess was assumed to be financed under the Company’s existing credit facility at LIBOR plus 3.75%.

(e)	Represents the tax effect of the pro forma adjustments included in notes (a) through (d) above at the respective statutory rates, excluding some items that are permanently non-deductible for tax purposes.

(f)	Reflects the pro forma number of weighted average shares giving effect to the 852,865 shares of Class A common stock of the Company and 6,647,135 shares of Class B common stock of the Company issued in connection with the Insignia Acquisition.

CBRE HOLDING, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2003

(in thousands, except share data)

	Historical		Pro Forma Adjustments			Pro Forma Combined
	CBRE Holding	Insignia	Disposition of Real Estate Investment Assets (a)	Insignia Acquisition
Revenue	$585,441	$285,606	$(5,481)	$—		$865,566

Costs and expenses:
Cost of services	276,665	—	—	—		276,665
Operating, administrative and other	263,596	—	—	—		263,596
Cost and expenses—Insignia	—	280,850	(7,631)	122	(b)	273,341
Depreciation and amortization	12,500	8,946	(788)	1,022	(c)	21,680
Equity (income) loss from unconsolidated subsidiaries	(6,864)	3,318	(3,318)	—		(6,864)
Merger-related charges	3,310	4,885	—	(4,885	)(d)	3,310

	549,207	297,999	(11,737)	(3,741)		831,728

Operating income (loss)	36,234	(12,393)	6,256	3,741		33,838
Interest income	1,776	1,646	—	(260	)(e)	3,162
Interest expense	31,264	4,134	(841)	8,531	(f)	43,088

Income (loss) from continuing operations before provision (benefit) for income tax	6,746	(14,881)	7,097	(5,050)		(6,088)
Provision (benefit) for income taxes	2,921	(5,208)	2,923	(2,020	)(g)	(1,384)

Income (loss) from continuing operations	$3,825	$(9,673)	$4,174	$(3,030)		$(4,704)

Basic earnings (loss) per share from continuing operations	$0.25					$(0.21)

Weighted average shares outstanding for basic earnings (loss) per share	15,035,075					22,535,075

Diluted earnings (loss) per share from continuing operations	$0.25					$(0.21)

Weighted average shares outstanding for diluted earnings (loss) per share	15,321,994					22,535,075

The accompanying notes are an integral part of these financial statements.

Notes to Unaudited Pro Forma Combined Statements of Operations

for the Six Months Ended June 30, 2003

(a)	Reflects the elimination of the historical results of the real estate investment assets, which were sold to Island Fund I, LLC immediately prior to the closing of the Insignia Acquisition. For purposes of the unaudited pro forma combined statement of operations, these dispositions were assumed to have occurred on January 1, 2002.

(b)	This adjustment represents incremental pro forma deferred rent expense resulting from the recalculation of deferred rent expense from the assumed Insignia Acquisition closing date of January 1, 2002.

(c)	This increase is comprised of pro forma amortization expense related to Insignia’s property management contracts established in purchase accounting over their estimated useful lives of up to seven years, partially offset by the reversal of Insignia’s historical amortization expense. In addition, depreciation expense was adjusted as a result of fair value adjustments to property and equipment.

(d)	Per Rule 11-02 of Regulation S-X, the pro forma combined statement of operations shall disclose income (loss) from continuing operations before nonrecurring charges or credits directly attributable to the transaction. Accordingly, this adjustment removes such charges for the pro forma combined statement of operations. Insignia’s historical merger costs represent professional fees incurred related to the Insignia Acquisition.

(e)	Represents the reversal of historical interest income earned by CB Richard Ellis Services on the net proceeds from the $200.0 million in aggregate principal amount 9¾% senior notes held in escrow from May 22, 2003 through July 23, 2003, the date of the closing of the Insignia Acquisition. The net proceeds held in escrow were released to CB Richard Ellis Services upon consummation of the acquisition.

(f)	The increase in pro forma interest expense as a result of the pro forma transactions is summarized as follows:

(in thousands)
Interest on $200.0 million in aggregate principal amount senior notes at 9¾% per annum	$9,750
Interest on $75.0 million in additional tranche B term loan borrowings at LIBOR plus 4.25% (1)	2,100
Additional 0.50% interest rate margin on existing senior secured term loan facilities	580
Amortization of deferred financing costs over the term of each respective debt instrument	1,497
Incremental commitment and administration fees	174

Subtotal	14,101
Less: historical interest expense of the Company for $200.0 million in aggregate principal amount 9¾% senior notes	(2,167)
Less: historical interest expense of Insignia	(1,667)
Less: historical amortization of deferred financing costs of the Company (prior credit facility & 9¾% senior notes)	(1,001)
Less: amortization of deferred financing costs of Insignia	(735)

Subtotal	(5,570)

Net increase in interest expense	$8,531

(1)	For purposes of the calculations above, LIBOR is based on the average three month LIBOR rate for the six months ended June 30, 2003.

(g)	Represents the tax effect of the pro forma adjustments included in notes (a) through (f) above at the respective statutory rates, excluding some items that are permanently non-deductible for tax purposes.

(h)	Reflects the pro forma number of weighted average shares giving effect to the 852,865 shares of Class A common stock of the Company and 6,647,135 shares of Class B common stock of the Company issued in connection with the Insignia Acquisition.